UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In light of the previously-announced pending acquisition of Sherritt International’s Canadian coal operations, on March 21, 2014, the Board of Directors of Westmoreland Coal Company (“Westmoreland”) appointed Mr. Keith E. Alessi, Westmoreland’s current Executive Chairman, as principal executive officer with the title of Chief Executive Officer. This appointment is the initial step in the realignment of the corporate structure in anticipation of the closing of the Sherritt transaction. Mr. Alessi, upon closing of the Sherritt transaction, will also carry the title of Interim President - Canada Operations. Upon accepting the appointment as CEO, Mr. Alessi relinquished the title of Executive Chairman of the Board and Mr. Richard Klingaman was appointed by the Board as Chairman. Mr. Robert P. King, effective as of March 21, 2014, became fully aligned with our core U.S. operations with the title of President - U.S. Operations.

Mr. Alessi has held several different positions with Westmoreland since 2007, including President, Chief Executive Officer and other various interim roles. For the bulk of the past seven years, Mr. Alessi has led the Company as its President and CEO, including guiding the Company’s acquisition of the Kemmerer Mine from Chevron in 2012. Prior to joining the Company, Mr. Alessi had served as a senior executive officer for over 30 years at a number of public companies. Mr. Alessi currently serves as a member of the board of directors of MWI Veterinary Supply, Inc. and has served as a director on numerous public company boards over the past 30 years. Mr. Alessi has a MBA from the University of Michigan and a BS from Wayne State University. He is also a Certified Public Accountant. There are no arrangements or understandings between Mr. Alessi and any other persons pursuant to which he was selected as Executive Chairman. There are also no family relationships between Mr. Alessi and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Klingaman has served as our director since 2006, serving in various roles including Chairman of the Board and Lead Independent Director. He has been a consultant to the natural resources and energy industries since May 1992. Prior to consulting, Mr. Klingaman was a senior executive with Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone.

Mr. King joined the Company in 2012 as its President and Chief Operating Officer. Prior to such time, he served as Executive Vice President - Business Advancement and Support Services of CONSOL Energy, Inc. and CNX Gas since January 2009. Mr. King served as Senior Vice President - Administration from February 2007 until January 2009. Prior to joining CONSOL in 2006, he held numerous positions with Interwest Mining Company, a subsidiary of PacifiCorp, beginning in November 1990, including Vice President - Operations and Engineering and General Manager at Centralia Mining Company. There are no arrangements or understandings between Mr. King and any other persons pursuant to which he was selected as President - U.S. Operations. There are also no family relationships between Mr. King and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board affirmed Mr. Alessi’s and Mr. King’s existing compensation packages, which is $750,000 base salary for Mr. Alessi and $515,000 for Mr. King, with both gentlemen eligible for 100% of base salary for AIP target, and 150% of base salary for LTIP target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 27, 2014	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary